Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US-MHJ WOODEN ELEGANCE CREATIONS INT’L INC.
(Exact name of registrant as specified in its charter)

California	2511	99-0380784
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

2500 E. Colorado Blvd. Suite 255
Pasadena, CA 91107
(626) 568-8789
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.
5536 S. Ft Apache #102
Las Vegas, NV 89148
Ph: (702) 382-1714
Fax: (702) 382-1759
Email: harold@gewerterlaw.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

Ph: (702) 382-1714

Fax: (702) 382-1759

Email:harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)

Selling Shareholders – Common Stock	50,100,000	$0.02	$998,000.00	$115.97

(1)

Registration fee has been paid via Fedwire.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.02 per share.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

US-MHJ WOODEN ELEGANCE CREATIONS INT’L INC.

50,100,000 Shares of Common Stock

This prospectus will allow 50 selling shareholders to sell 50,100,000 shares of common stock which proceeds will not be available for use by the company.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Pink Sheets (“OTCPK”) as maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCPK, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCPK will be approved.

Selling stockholders will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2014.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	8
Cautionary Note Regarding Forward-Looking Statements	18
Use of Proceeds	19
Capitalization	19
Dilution	19
Market for Common Equity and Related Stockholder Matters	19
Description of Business and Property	19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	21
Our Management	23
Security Ownership of Certain Beneficial Owners and Management	25
Certain Relationships and Related Party Transactions	25
Description of Capital Stock	26
Selling Stockholders	27
Plan of Distribution	30
Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-2
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Legal Opinion
Experts
Interests of Named Experts and Counsel
Additional Information
Part II – Information Not Required in Prospectus	II-1
Signatures	II-3

Unless otherwise specified, the information in this prospectus is set forth as of November 12, 2014, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to US-MHJ Wooden Elegance Creations Int’l Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on July 12, 2012 in the State of California. The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

Business Strategy

We are a start up stage company. The company focuses on wooden creation products specializing in furniture design by integration of contemporary and ancient culture. Our goal is to play an active role to facilitate the Hei Long Jiang industry development to global market standard.

Initially we intend to focus on sales of high-end furniture. We think that the high-end products make our company more competitive and we can achieve a higher profit margin. To minimize the effect of price fluctuation from the raw material, we carefully intend to cooperate with upstream suppliers.

We expect to sell our high-end furniture products with different packages. The packages include optional after-sales services and we will provide buy-back guarantee for our products to enhance recurring sales.

After our high-end products development becomes mature. We will build up our middle to low-end products by cooperation with retail stores and property developers etc. These products should be developed separately with different brand names from the high-end products as a new series.

We will also seek to ensure that information posted on profiles is accurate. We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible.

The Company has an accumulated deficit of $31,550 since inception and our auditors issued a going concern opinion in its March 31, 2014 audit.

Our executive offices are located at 2500 E. Colorado Blvd. Suite 255. Our telephone number is (626) 568-8789.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Offering

This prospectus covers up to 50,100,000 shares to be sold by our selling shareholders who will sell at a fixed price of $0.02 per share until the prices of our common stock are quoted on the OTCPK and thereafter at prevailing market prices or privately negotiated prices.

ABOUT THIS OFFERING

Securities Being Offered

Up 50,100,000 shares of common stock of US-MHJ Wooden Elegance Creations Int’l Inc. to be sold by selling shareholders who will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

Initial Offering Price	Up 50,100,000 shares of common stock of US-MHJ Wooden Elegance Creations Int’l Inc. to be sold by selling shareholders at a fixed price of $0.02 per share.

Terms of the Offering	The selling shareholders will sell at a fixed price of $0.02 per share.

Termination of the Offering	The offering will conclude when the selling shareholder have sold all of the 50,100,000 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in July 2012 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit. The Company has not yet sold any products commercially and has not yet generated any revenue.

We are a shell company which may limit the tradability of shares under Rule 144.

The Company is a Shell Company as defined by Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. Rule 144 will not be available for resales of our securities until we cease to be a shell company. As a shell company we will not be eligible to use Form S-8 or Form S-3.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($31,998) as of June 30, 2014 and we expect to continue to incur significant set up and marketing expenses in the foreseeable future related to the completion of development and commercialization. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2013 -14 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

The Company does not have sufficient funds to meet its requirements for the next 12 months.

The company does not currently have sufficient funds to meet its requirements for the next 12 months. The Company will be mainly in the set up and fund raising mode for the next 12 months and thus needing funding will be gained through sales of equity, debt or related party loans.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

Foreign Officers and Directors could result in difficulty enforcing rights.

The officers and directors of the Company are located in Hong Kong and as such investors may have difficulty in enforcing their legal rights under the United States securities laws.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The global market and economic conditions during the years 2008 through 2013 are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.

The PRC economy faces challenges. The PRC government has implemented various measures to curb inflation. If economic growth continues to slow or the economic downturn continues, our business and results of operations may be materially and adversely affected.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, employees and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Unmerited legal actions or threats by our employees, consultants or other associates in an attempt to extract payments or benefits from us could have an adverse effect on our business and reputation.

In recent years, as the number of foreign companies doing business in China has increased, there has been an increasing number of unmerited legal actions and threats by current and former employees, consultants or other associates of these companies, in an attempt to extract payments or benefits from them. We may face increasing risks of similar legal actions and threats. Although we expect to vigorously defend ourselves against any such actions if we believe they are frivolous, we cannot provide any assurance that we will prevail in those actions, or will not be subject to any material liability as a result of those actions. Furthermore, regardless of success in our legal defenses, those actions and the threats of those actions would probably be time-consuming and expensive to resolve and would divert our management’s time and attention. Our reputation and profitability may also be harmed as a result.

Material weaknesses in our internal controls and financial reporting, and our lack of a chief financial officer with sufficient U.S. GAAP experience may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

None of the members of our current management has experience managing and operating a public company, and they rely in many instances on the professional experience and advice of third parties. While we are obligated to hire a qualified chief financial officer to enable us to satisfy our reporting obligations as a U.S. public company, we do not have a chief financial officer with any significant U.S. GAAP experience presently. Although we are actively seeking such a chief financial officer, qualified individuals are often difficult to find, or the individual may not have all of the qualifications that we require. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act of 2002. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

Non-compliance with the social insurance and housing fund contribution regulations in the PRC could lead to imposition of penalties or other liabilities.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds, such as the Regulation of Insurance for Labor Injury, the Regulation of Insurance for Unemployment, the Provisional Insurance Measures for Maternity of Employees, Interim Provisions on Registration of Social Insurance, Interim Regulation on the Collection and Payment of Social Insurance Premiums, Regulations on Management of Housing Fund and other related laws and regulations. Pursuant to these regulations, we will be required to obtain and renew the social insurance registration certificate and the housing fund certificate and make enough contributions to the relevant local social insurance and housing fund authorities for our PRC employees. Failure to comply with such laws and regulations would subject us to various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund authorities. The Companies funding requirements will be funded through equity, debt or related party loans.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

If we are unable to retain key personnel, it will have an adverse effect on our business. We do not maintain “key man” life insurance policies on our key personnel.

The conduct of our business is dependent on retaining the services of qualified personnel. The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our business or our inability to attract and retain sufficient numbers of other qualified personnel would adversely affect our business and could have a material adverse effect on our business, operating results, and financial condition.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Risks Related to Doing Business in China

The PRC Labor Contract Law and its implementing rules may adversely affect our business and results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the Labor Contract Law, which became effective on January 1, 2008. On September 18, 2008, the State Council adopted the implementing rules for the Labor Contract Law, which became effective upon adoption. This labor law and its implementing rules have reinforced the protection for employees, who, under the existing PRC Labor Law, already have certain rights, such as the right to have written labor contracts, the right to enter into labor contracts with no fixed terms under specific circumstances, the right to receive overtime wages when working overtime, and the right to terminate or alter terms in the labor contracts. In addition, the Labor Contract Law and its implementing rules have made some amendments to the existing PRC Labor Law and added some clauses that could increase cost of labor to employers. For example, under the Labor Contract Law, employers are required to base their decisions to dismiss employees on seniority, as opposed to merit, under certain circumstances. As the Labor Contract Law and its implementing rules are relatively new, there remains significant uncertainty as to their interpretation and application by the PRC government authorities. At this time there are no operations of the registrant in the PRC but in the future employees such as a sales force or marketing may be employed in the PRC and such labor laws would increase our labor cost and thus lower the registrants profitability. In the event that we decide to significantly reduce our workforce, the Labor Contract Law and its implementing rules could adversely affect our ability to effect these changes cost-effectively or in the manner we desire, which could lead to a negative impact on our business and results of operations.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

A significant portion of our business operations is conducted in the PRC. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 30 years or so, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. While some of these measures benefit the overall PRC economy, they may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, the PRC government still owns a substantial portion of productive assets in China. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Actions and policies of the PRC government could materially affect our ability to operate our business, which could adversely affect our business.

We face risks related to health epidemics, severe weather conditions and other catastrophes, which could materially and adversely affect our business.

Our business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome, or SARS, another health epidemic, severe weather conditions or other catastrophes. In April 2009, Influenza A (H1N1), a new strain of flu virus commonly referred to as “swine flu,” was first discovered in North America and quickly spread to other parts of the world, including China. In January and February 2008, a series of severe winter storms inflicted extensive damages and significantly disrupted people’s lives in large portions of southern and central China. In May 2008, an earthquake measuring 8.0 on the Richter scale hit Sichuan Province in southwestern China, causing huge casualties and property damages. Because the vast majority of our business operations is conducted in China and rely heavily on the efforts of persons residing in China, any prolonged recurrence of avian flu or SARS, or the occurrence of other adverse public health developments such as influenza A (H1N1), severe weather conditions, such as the massive snow storms in January and February 2008, and other catastrophes, such as the Sichuan earthquake, may significantly disrupt our operations, thus causing a material and adverse effect on our business.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our joint venture relationship with Harbin Haixin Biological Fertilizer Co., Ltd. in China. Our operations in China are governed by PRC laws and regulations. Accordingly, we are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be used for reference, but have limited precedential value.

Although since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties that could limit the reliability of the legal protections available to us. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We cannot predict the effects of future developments in the PRC legal system. We may be required in the future to procure additional permits, authorizations and approvals for operations, which may not be obtainable in a timely fashion or at all. An inability to obtain such permits or authorizations may have a material adverse affect on our business, financial condition and results of operations.

Any deterioration of political relations among the United States and the PRC could impair our operations.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations. Such a change could lead to a decline in our profitability. Any weakening of relations among the United States and the PRC could have a material adverse effect on our operations.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of the RMB against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in significant appreciation of the RMB against the U.S. Dollar since that change. However, under the current global financial and economic conditions, it is impossible to predict with any certainty how the RMB will move vis-à-vis the U.S. Dollar in the future.

We will rely entirely on distribution of funds paid to us as our share of the profits of the Joint Venture, which has its operations in China. Any significant appreciation or depreciation of the RMB against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the RMB against the U.S. Dollar would make any new RMB-denominated investments or expenditures more costly to us, to the extent that we are required to convert U.S. Dollars into the RMB for such purposes. Conversely, a significant depreciation of the RMB against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

Compensation for our future employees may make us potentially less profitable.

In recent years, compensation in various industries in China has increased and may continue to increase in the future. In order to attract and retain skilled personnel, we may need to increase the compensation of our employees. Compensation may, also, increase as inflationary pressure increases in China. In addition, under the Regulations on Paid Annual Leave for Employees, which became effective on January 1, 2008, employees who have served more than one year for a specific employer are entitled to a paid vacation ranging from 5 to 15 days, depending on length of service. Employees who waive such vacation time at the request of employers must be compensated for three times their normal salaries for each waived vacation day. This mandated paid-vacation regulation, coupled with the trend of increasing compensation, may result in increase in our employee-related costs and expenses and decrease in our profit margins.

PRC regulation of direct investments in PRC entities by offshore companies may delay or prevent us from contributing our funds to the Joint Venture.

Any funds we contribute to the Joint Venture may be subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations regarding foreign-invested enterprises in China, capital contributions to the Joint Venture may be subject to the approval of the PRC Ministry of Commerce or its local branches. Such authorities are required to conclude the approval process regarding capital contribution within 30 days. There is no statutory requirement in the PRC to complete such registration process within certain time period. The PRC government does not charge any fee for any of the foregoing approvals and registrations process.

In addition, on August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC, unless specifically provided for otherwise in its business scope. In addition, the State Administration of Foreign Exchange (“SAFE”) strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. The use of such RMB fund may not be changed without approval from SAFE or its local counterparts. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations.

We cannot provide any assurance that we will be able to obtain the required government registrations or approvals on a timely basis, if at all, with respect to contributions made by us to the Joint Venture. If we fail to receive such registrations or approvals, our ability to contribute to the capital of the Joint Venture would be negatively affected, which would adversely and materially affect our business. As the registrant does not yet have funds to start the Joint Venture and only have established a trading relationship at this time, no application has been prepared or submitted to the PRC Ministry of Commerce for approval of the Joint Venture contribution.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both effective from January 1, 2008, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will be subject to enterprise income tax at the rate of 25% on its worldwide income. The implementing rules define the term “de facto management bodies” as establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore incorporated enterprise is located in China, which include all of the following conditions (1) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (2) the location where financial and human resource decisions are made or approved by organizations or persons; (3) the location where the major assets and corporate documents are kept; and (4) the location where more than half of all directors with voting rights or senior management have their habitual residence. However, the EIT Law and its implementing rules are relatively new and ambiguous in terms of certain definitions, requirements and detailed procedures, and currently no official interpretation or application of the “resident enterprise” definition is available. Therefore, it is unclear how PRC tax authorities will determine the tax residency of each company based on the facts and circumstances of the specific company. If we are treated as a resident enterprise for PRC tax purposes, we will be subject to PRC tax on our worldwide income at the 25% uniform tax rate, which could have an impact on our effective tax rate and an adverse effect on our net income and results of operations, although dividends distributed from our PRC subsidiaries to us could be exempt from PRC dividend withholding tax, since such income is exempted under the new EIT Law to a PRC resident recipient.

Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in Circular 82 may indicate the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by the PRC enterprises or PRC enterprise groups or individuals or by foreign individuals. If we were considered as a PRC “resident enterprise,” we would be subject to a PRC enterprise income tax on our worldwide income at a tax rate of 25%.

In addition, under the New EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable, unless otherwise reduced or exempted by relevant tax treaties, to dividends paid by a PRC resident enterprise to investors that are “non-resident enterprises,” which do not have an establishment or place of business in the PRC, or which have such establishment or place of business, but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, if we are considered a “PRC resident enterprise”, any gain realized on the transfer of our common stock by investors is, also, subject to PRC tax, at a rate of 10% unless otherwise reduced or exempted by relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we were considered a PRC resident enterprise, it is unclear whether dividends paid on our common stock, or any gain realized from the transfer of our common stock, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. It is also unclear whether, if we are considered a PRC resident enterprise, holders of our common stock would be able to claim the benefit of income tax treaties or agreements entered into among China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our common stock by such investors are subject to PRC tax, the value of your investment in our common stock may be materially and adversely affected.

There are differences between PRC and U.S. Generally Accepted Accounting Principles.

Our profits will be derived from the business of the Joint Venture, which is established in the PRC. The profits available for distribution for companies established in the PRC are determined in accordance with PRC accounting standards, which may differ from the amounts determined under U.S. GAAP. In the event that the amount of the profits determined under the PRC accounting standard in a given year is less than that determined under the U.S. GAAP, our results of operations may be affected adversely.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years, which has resulted in high rates of inflation and deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. Significant inflation may, in the future, cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect our business.

We may be restricted from freely converting the Renminbi (“RMB”) to other currencies in a timely manner.

At the present time, the RMB is not a freely convertible currency. We will receive the vast majority of our revenue in RMB, which may need to be converted to other currencies, primarily U.S. dollars, in order to be remitted outside of the PRC. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”). “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to Participants also are considered “current account transactions.” Other non-current account items, known as “capital account” items, remain subject to SAFE approval. Under current regulations, we can obtain foreign currency in exchange for RMB from swap centers authorized by the government. No assurance can be given that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict us from freely converting RMB in a timely manner.

Approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses. The PRC government may, also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Under our joint venture structure, the primary source of our income will be payments from the Joint Venture, which is subject to China law. Shortages in the availability of foreign currency may restrict the ability of the Joint Venture to remit sufficient foreign currency to make payments to us, or otherwise satisfy foreign currency denominated obligations. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency needs, our operations will be adversely affected.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees under PRC laws.

In 2005, the PRC State Administration of Foreign Exchange (“SAFE”) promulgated regulations which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC legal person resident and/or natural person resident. On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company”, also known as “Circular 78”. It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company, such as us, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with, and obtain approvals from, SAFE prior to their participation in any such plan.

If we adopt an employee stock option plan or any other equity incentive plan and make stock option grants under any such plan to our officers, directors and employees, some of whom are PRC citizens, they may be required to register with SAFE. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity compensation plans who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

SAFE regulations relating to offshore investment activities by PRC residents may increase our administrative burdens. If our shareholders who are PRC residents fail to make any required applications, registrations and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE has promulgated several regulations, including Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Oversea Special Purpose Vehicles, or “Circular No. 75”, issued on October 21, 2005 and effective as of November 1, 2005 and certain implementation rules issued in recent years, requiring registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders and beneficial owners who are PRC residents.

Although we have requested our PRC shareholders to complete the SAFE Circular No. 75 registration, there is no assurance that all of our PRC shareholders will be able to comply with the requirements imposed by Circular 75. The failure or inability of our PRC shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, limit our ability to make distributions or pay dividends, or affect our ownership structure, as a result of which our operations and our ability to distribute profits to you could be materially and adversely affected.

Contractual arrangements entered into may be subject to audits or challenges by the PRC tax authorities, and a finding that we may owe taxes could materially and adversely impact our financial condition and results of operations.

Under applicable PRC laws, rules and regulations, arrangements and transactions among related parties may be subject to audits or challenges by the PRC tax authorities. We cannot assure you that each of our transactions with Harbin Haixin Biological Fertilizer Co. Ltd. will be regarded by the PRC tax authorities as arm’s-length transactions. The relevant tax authorities may determine that our contractual relationships with Harbin Haixin Biological Fertilizer Co. Ltd. were not entered into on an arm’s-length basis. If the PRC tax authorities determine that any of those transactions are not on an arm’s length basis, or result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, the PRC tax authorities may adjust our income, expenses, profits and losses, which could in turn increase our tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties for underpaid taxes. Our net income may be adversely and materially affected if our tax liabilities increase or if it is found to be subject to late payment fees or other penalties.

Risks Relating to our Stock

The Offering price of $0.02 per share is arbitrary.

The Offering price of $0.02 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Pink Sheets or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Pink Sheets. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange. The Company intends to file a Form 8-A prior to the effectiveness of this registration to be fully reporting.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCPK. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, two shareholders, beneficially own approximately 81% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

The Company will receive no proceeds from the sales as a result of this registration.

The following table sets forth our capitalization as of June 30, 2014 and March 31, 2014 as follows:

	March 31,	June 30,
	2014	2014

Total liabilities	$573	$-

Stockholder’s deficit:
Common stock	34,710	34,710
Accumulated deficit	(31,550)	(31,998)
Total stockholders’ equity	3,160	2,712

Total capitalization	$3,160	$2,712

DILUTION

The shares sold hereunder are held by current shareholders therefore their sale will not result in any proceeds to the company nor any dilution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. A public trading market may never develop.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of November 12, 2014, the Company has fifty (50) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on July 12, 2012 in the State of California. The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

Business Strategy

We are a start up stage company. The company focuses on wooden creation products specializing in furniture design by integration of contemporary and ancient culture. Our goal is to play an active role to facilitate the Hei Long Jiang industry development to global market standard.

Initially we intend to focus on sales of high-end furniture. We think that the high-end products make our company more competitive and we can achieve a higher profit margin. To minimize the effect of price fluctuation from the raw material, we carefully intend to cooperate with upstream suppliers.

We expect to sell our high-end furniture products with different packages. The packages include optional after-sales services and we will provide buy-back guarantee for our products to enhance recurring sales.

After our high-end products development becomes mature. We will build up our middle to low-end products by cooperation with retail stores and property developers etc. These products should be developed separately with different brand names from the high-end products as a new series.

We will also seek to ensure that information posted on profiles is accurate. We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

Employees

As of November 12, 2014, we had no employees, including management all work is done on a sub contract basis. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good. Our only subcontractor at this time is US-KT Investment Consultant Group, Inc.

Description of Property

We currently lease office space at 2500 E. Colorado Blvd, Suite 255, Pasadena CA 9117 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase. This unit is an office building and the office space is shared with 14 other companies. The space is sufficient for our current space needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2012 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Our goal is to play an active role to facilitate the Hei Long Jiang industry development to global market standard.

Initially we intend to focus on sales of high-end furniture. We think that the high-end products make our company more competitive and we can achieve a higher profit margin. To minimize the effect of price fluctuation from the raw material, we carefully intend to cooperate with upstream suppliers.

We expect to sell our high-end furniture products with different packages. The packages include optional after-sales services and we will provide buy-back guarantee for our products to enhance recurring sales.

After our high-end products development becomes mature. We will build up our middle to low-end products by cooperation with retail stores and property developers etc. These products should be developed separately with different brand names from the high-end products as a new series.

Liquidity and Capital Resources

As of June 30, 2014, we had $2,712 in current assets, consisting of $1,904 in cash and $808 in due from US-KT, compared to $3,733 in current assets consisting of $2,825 in cash, $808 in due to US-KT and $100 in prepaid expenses as of March 31, 2014. Current liabilities at June 30, 2014, totaled $0 compared to $573 at March 31, 2014.

The registrant has no specific plans to conduct any debt or equity offering. A shareholder has agreed to loan the registrant funds as needed to perform its business plan until such time as other funding is arranged or revenue produced. Such shareholder already has loaned the registrant funds as disclosed in the filing and the March 31, 2014 financials and notes thereto.

Results of Operations for the year ended March 31, 2014, the period of July 12, 2012 (Inception) to March 31, 2013 and for the Periods ended June 30, 2014 and 2013

Revenues

Revenues from continuing operations for the year ended March 31, 2014, the period of July 12, 2012 (Inception) to March 31, 2013 and the period ended June 30, 2014 and 2013 were $0.

Expenses

Expenses for the period July 12, 2012 (Inception) through March 31, 2013 were $26,927 and $4,623 for the year ended March 31, 2014. Expenses from continuing operations for the three months ended June 30, 2014 were $448. Expenses for the three months ended June 30, 2013 were $0.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Officers, Directors and Advisors

The following is a description of our officers, directors as of November 12, 2014:

Executive Officers

Name	Position

Chan Wing Kit	CEO, PRESIDENT, DIR.
Po Chun Kit	CFO, CAO, TREAS. DIR.
NG Mei-chu	SECRETARY, DIR.

Directors, Executive Officers, Promoters and Control Persons

Chan Wing Kit

CEO, PRESIDENT, DIR. Age 32

Mr. Chan Wing Kit, Chief Executive Officer of the company, is responsible for the Group’s overall decision making, daily operation and seeking for strategic partnership. I have accumulated over 8 years’ experience in sales and management and before worked at The Hong Kong and Shanghai Banking Corporation Limited, principally engaged in the sales and management. Currently, I am working in Sun Hung Kai Financial as a Senior Investment Consultant principally engaged in sales management ,decision making in business and deal with business partners.

Po Chun Kit

CFO, CAO, TREAS. DIR. Age 32

Mr. Po Chun Kit, Chief Financial Officer of the Company, is responsible for the Group's overall strategic planning, daily management and financial matters. I has accumulated over 10 years of experience in sales and management industry, and before worked at General Mills Sales Supervisor, principally engaged in the sales and management desserts based dairy products, and is responsible for its operation, training, manpower and resources control. In 2010, Mr. Po made of Insurance agents and professional qualifications of MPF intermediaries, currently worked as a financial consultant at AXA Financial, is principally engaged in financial management and sales, life and retirement security for guests.

NG Mei-chu

SECRETARY, DIR. Age 64

NG Mei-chu, received the Pamela Youde Nethersole Eastern Hospital 15 years service silver Award in 2010, and made great contributions to the hospital operation. I am also responsible for a day-to-day operations of the Hong Kong Chiu Chau Overseas Public Welfare Advancement Association of management and obtained more than 10 years management experience.

Family Relationships. NG Mei-chu and Chan Wing Kit are mother and son.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

None of our officers or directors have any felonies/bankruptcies or other actions of which disclosure is required.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Chan Wing Kit	2012	$0	0	0	0	0	0	0	$0
Chairman, Pres., Dir., CEO	2013	0	0	0	0	0	0	0	0

NG Mei-chu	2012	$0	0	0	0	0	0	0	0
Sec., Dir.	2013	0	0	0	0	0	0	0	0

Po Chun Kit	2012	0	0	0	0	0	0	0	0
CFO, Treas., Dir.	2013	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of October 29, 2014.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended February 20, 2014. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Pink Sheets, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

Family Relationships. NG Mei-chu and Chan Wing Kit are mother and son.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to US-MHJ Wooden Elegance Creations Int’l Inc., 2500 E. Colorado Blvd. Suite 255, Pasadena, CA 91107 Attn: Chief Financial Officer

OPTIONS

There are no options granted.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of November 12, 2014, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Wing Kit Chan	Pasadena, CA	32,000,000	64.12%
Mei Chu Ng	Pasadena, CA	8,000,000	16%
Po Chun Kit	Pasadena, CA	0	0%
All Directors and Officers as a Group (3 persons)		40,000,000	81%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of common shares outstanding on October 29, 2014 (50,100,000) shares. The Company had 50 common shareholders as of October 29, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of US-MHJ Wooden Elegance Creations Int’l Inc. , including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at October 29, 2014
Title of Class	Authorized	Outstanding

Common stock, no par value per share	250,000,000	50,100,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. The selling shareholders in this offering are underwriters.

US-MHJ WOODEN ELEGANCE CREATIONS INT’L INC.

Name	Address	Shares Registered	Purchase Date	Cost Basis	Percentage Before Offering	Percent After Offering
Wing Kit Chan	Rm.708, Kwai Tsui House, Wan Tsui Estate, Chai Wan, Hong Kong	32,000,000	7/16/12	0.00043	64.12%	0

Mei Chu Ng	Rm.708, Kwai Tsui House, Wan Tsui Estate, Chai Wan, Hong Kong	8,000,000	7/16/12	0.00043	16.03%	0

Yang Zhang	502 Shi 1 DanYuan 8 HaoLou LaLinXinQu MinJiang Road NanGang District Harbin, China	1,276,000	7/18/12	0.00043	2.55%	0

Yan Li	No. 4 8 Lou 1 DanYuan 70 Hao NanBaDao Street DaoWai District Harbin, China	1,300,000	7/18/12	0.00043	2.60%	0

Fa Zhuang Qiu	NO.3 1 Lou 1 DanYuan 68 Hao QiZheng Street NanGang District Harbin, China	1,300,000	7/18/12	0.00043	2.60%	0

Junping Lu	Room 604, B Stairs, 75 Block, Jiangbin Garden, Xiqiao Town, Nanhai, Fosha City, Guangdong, China	200,000	7/20/12	0.00043	>1%	0

Li Ju Zhu	No.16 Yonghong Team, Shangdongsha Village, Jiujiang Town, Nanhai, Fosha City, Guangdong, China	380,000	7/20/12	0.00043	>1%	0

XinYu Wu	7-1 Hao, 5 Xiang, Min Qiang Jin Er Cun, Chang Sha, Jie Dao, Ban Shi Chu, Kai Ping, Guangdong, China 529300	100,000	7/20/12	0.00043	>1%	0

Bryan C. Tam	1926 44th Ave, San Francisco, CA 94116	100,000	7/22/12	0.00043	>1%	0

Hsuan-Chien Chang	668 Pilgrim Dr., Foster City, CA 94404	100,000	7/22/12	0.00043	>1%	0

Mei Kuen Marilyn Tsang	2546 Midvale Ave, Los Angeles, CA 90064	120,000	7/25/12	0.00043	>1%	0

Lunan Liu	RM.608，NO.47, 2nd ROAD DASHATOU, GUANGZHOU, GUANGDONG, CHINA	2,000,000	7/28/12	0.00043	4.00%	0

Guo Cheng	133 Jiang Li Rd,#1505,Hai Zhu District,Guangzhou,Guangdong,China	24,000	7/30/12	0.00043	>1%	0

Zhiqing Zou	37 XinYa Yuan,#301,Gongtong,Pingshan zhen,Huidong Xian,Huizhou,guangdong,china	50,000	7/31/12	0.00043	>1%	0

Mei Cai	82 Qu Xin Yuan Xi Lu , Zhao Qing, Cheng Dong , Guang Dong , China	50,000	7/31/12	0.00043	>1%	0

Fu An Zhang	13 Baotidong Lu, Building #2, Baocuiyuan Apt. 602, Chang Sha, Kai Ping, Guong Dong, 529300 China	100,000	9/1/12	0.0050	>1%	0

Bing Jong Chiu	649 Cherry Street, Novato, CA 94945	110,000	9/1/12	0.0050	>1%	0

Bryan Tam	185 21st Ave., san Francisco, CA 94121	160,000	9/1/12	0.0050	>1%	0

Cai Qiang Liang	2 Building, Hai Gang Cheng, Apt 801, Changsha, Guang Ming Rd. Kai Ping, Guangdong, China, 529300	200,000	9/1/12	0.0050	>1%	0

Cai You Liang	13 Baotidong Lu, Chang Sha, Baocui Yuan 2 Building, Apt. 602 Kai Ping, Guangdong, China, 529300,	200,000	9/2/12	0.0050	>1%	0

Chao Yue Li	409 Farallon Ave., Pacifica, CA 94044	40,000	9/2/12	0.0050	>1%	0

Chi Lim Cheng	Flat H, 33/F, Block 3, Grand View Garden, 185 Hammer Hill Rd., Diamond Hill, Kowloon, H.K.	50,000	9/2/12	0.0050	>1%	0

Connie Yee	2 Ottaway Cir, Wellesely, MA 02482	30,000	9/2/12	0.0050	>1%	0

Hui Guang Zhang	211 Ramona Street,San Mateo,CA 94401	100,000	9/2/12	0.0050	>1%	0

Hui Qiong Zhang	301 Xin Ya Yuan, 37 Hui Yuan Rd, PingShan Zhen, Hui Dong Xian, HuiZhou City, Guangdong, China, 516300	30,000	9/3/12	0.0050	>1%	0

Hui Xia Zhang	301 Xin Ya Yuan, 37 Hui Yuan Rd, PingShan Zhen, Hui Dong Xian, HuiZhou City, Guangdong, China, 516300	30,000	9/3/12	0.0050	>1%	0

Jia Da Zou	899 Washington Street,#4,San Francisco, CA 9418	100,000	9/3/12	0.0050	>1%	0

Jian An Wang	3943 Savannah Ct., South San Francisco, CA 94880	100,000	9/3/12	0.0050	>1%	0

Jie Ru Situ	18 Dong Man Road, Building #2, Apt. 601, En Ping, Guangdong, China 529400	40,000	9/3/12	0.0050	>1%	0

Ka Foon Ho	Unit G, 7 Floor, Block 7, Richland Gardens, No.8 Wang Kwong Road, Kowloon, Hong Kong	100,000	9/3/12	0.0050	>1%	0

Kawah Tam	1451 Flintrock Road Henderson,NV 89014	160,000	9/3/12	0.0050	>1%	0

Kayee Tam	601 Shewsbury Ave.Las Vegas, NV 89178	90,000	9/3/12	0.0050	>1%	0

King Kwan Ronald Hui	Unit G, 31 Floor, Block 9, Richland Gardens, No.30 Wang Kwong Road, Kowloon, Hong Kong	100,000	9/5/12	0.0050	>1%	0

Lin Li Lei	128 Dong Cheng Road, Room 107, Tai Cheng, Tai Shan City, Guangdong, China	100,000	9/5/12	0.0050	>1%	0

Man Wong	Room 2914 HingLam House Kwong Lam Court, Shatin, N.T. Hong Kong	50,000	9/5/12	0.0050	>1%	0

Man Bo Fung	12 Alley #3 Da Xing Village, Committee of Ma Long Village, Niu Jiang District 529444, En Ping , Canton, China	50,000	9/5/12	0.0050	>1%	0

Monita Huang	225 King Street, Apt, 208, San Francisco, CA 94107	50,000	9/5/12	0.0050	>1%	0

Pei Lan Zhao	7-1 Yuan Cun Xin Jie , Room 605, Guang Zhou,Guangdong, China	100,000	9/5/12	0.0050	>1%	0

Yue Lian Xie	7 Chong qucun,Ping yuan Guan dist,Chang sha lougang,Qi ping,Guangdong,China 528300	100,000	9/5/12	0.0050	>1%	0

Po Pui Ho	Unit H, 19 Floor, Block 3, Richland Gardens, No.80 Wang Kwong Road, Kowloon, H.K	40,000	9/5/12	0.0050	>1%	0

Sevey Gavin Lee	2800 Langhorn Dr., Fremont, CA 94555	100,000	9/5/12	0.0050	>1%	0

Shing Yu Chan	32 Florentine St., San Francisco, CA 94112	50,000	9/5/12	0.0050	>1%	0

Wai Ling Cheung	Unit G,7 F/L, Block 7,Richland Gardens,no 80 Wang,Kwong Road,Kowloon,Hong Kong	100,000	9/5/12	0.0050	>1%	0

Wayne Zheng	1446 43rd Ave., San Francisco, CA 94122	50,000	9/8/12	0.0050	>1%	0

Wei Hao Liang	14 Hao Zhi, 2 Fang, Ren Min Zhong Lu, Duanzhou Qu, Zhao Qing Shi, Guangdong Sheng, China	30,000	9/8/12	0.0050	>1%	0

Wei Lian Liang	Room 302, G Zhuang 2 Hao, CuiXing Lu, DuanZhou Qu, Zhao Qing Shi, Guangdong Sheng, China	50,000	9/8/12	0.0050	>1%	0

Wei Zhen Liang	401 Hao 8 Zhuang, 2 Hang, Heping Lu, DuanZhou Qu, Zhao Qing Shi, Guangdong Sheng, China	50,000	9/8/12	0.0050	>1%	0

Winnie Ma	2162 E. Redwood Drive, Chandler, AZ 85286	160,000	9/8/12	0.0050	>1%	0

Wu Fan	135 JiangLi Rd., Rm 1303, Haizhu District, Guangzhou, PRC 510310	50,000	9/8/12	0.0050	>1%	0

Zhi Chao Cai	Room 302, G Zhuang 2 Hao, CuiXing Lu, DuanZhou Qu, Zhao Qing Shi, Guangdong Sheng, China	30,000	9/8/12	0.0050	>1%	0

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after October 13, 2014, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 50,100,000 shares of common stock outstanding on November 12, 2014.

PLAN OF DISTRIBUTION

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders. The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts. We will not receive any proceeds from the sale of those shares. We will pay all fees and expenses in connection with the registration of those shares. Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.02 per share. Prior to those prices being quoted on the OTCPK, the selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTCPK concurrently with the filing of this registration statement. In order to be quoted on the OTCPK, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCPK, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.02 until the prices of our common stock are quoted on the OTCPK.

When prices for our common stock are quoted on the OTCPK, the shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales;

•

transactions involving cross or block trades on any securities or market where our common stock is trading;

•

through direct sales to purchasers or sales effected through agents;

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•

any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. Chan Wing Kit is currently working in Sun Hung Kai Financial as a broker-dealer.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future. Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock. Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective. When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

Limitations Imposed By Regulation M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

Financial Statements

a)

Audited financial statement to March 31, 2014 and 2013

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

FINANCIAL STATEMENTS

March 31, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders US-MHJ Wooden Elegance Creations Int’l, Inc.

We have audited the accompanying balance sheet of US-MHJ Wooden Elegance Creations Int’l, Inc. as of March 31, 2014 and 2013 and the related statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2014 and the period July 12, 2012 (Inception) to March 31, 2013. US-MHJ Wooden Elegance Creations Int’l, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US-MHJ Wooden Elegance Creations Int’l, Inc. as of March 31, 2014 and 2013, the results of their operations, and their cash flows, for the year ended March 31, 2014 and the period July 12, 2012 (Inception) to March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note (2) to the financial statements, the Company has suffered recurring losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note (2). The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, MN

December 11, 2014

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.
Balance Sheets

	March 31,
	2014	2013
ASSETS
Current assets
Cash	$2,825	$6,975
Prepaid expenses	100	-
Due from US-KT	808	808
Total current assets	3,733	7,783

Total assets	$3,733	$7,783

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$573	$-
Total liabilities	$573	$-

Stockholders' equity
Common stock, no par value; 250,000,000 shares authorized; 49,900,000 issued and outstanding at March 31, 2014 and March 31, 2013, respectively	34,710	34,710
Accumulated Deficit	(31,550)	(26,927)
Total stockholders' equity	3,160	7,783

Total liabilities and stockholders' equity	$3,733	$7,783

See accompanying notes to financial statements.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.
Statements of Operations

	Year ended March 31, 2014	Period from July 12, 2012 (Inception) to March 31, 2013

Revenue	$-	$-

Operating expenses
Professional fees	3,823	7,500
General and administrative	800	19,427
Total operating expenses	4,623	26,927

Loss from operations	(4,623)	(26,927)

Net loss	$(4,623)	$(26,927)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	49,900,000	48,441,871

See accompanying notes to financial statements.

	Common Stock		Accumulated Deficit	Total
	Shares	Amount
Balance, Inception on July 12, 2012	-	$-	$-	$-
Common stock issued for cash	49,900,000	34,710	-	34,710
Net loss, period ended March 31, 2013	-	-	(26,927)	(26,927)
Balance, March 31, 2013	49,900,000	$34,710	$(26,927)	$7,783

Net loss, year ended March 31, 2014	-	-	(4,623)	(4,623)
Balance, March 31, 2014	49,900,000	$34,710	$(31,550)	$3,160

See accompanying notes to financial statements.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.
Statements of Cash Flows

	Year ended March 31, 2014	Period from July 12, 2012 (Inception) to March 31, 2013
Cash flows from operating activities
Net loss	$(4,623)	$(26,927)
Changes in operating asset:
Accounts Payable	573	-
Prepaid Expense	(100)	-

Net cash used in operating activities	(4,150)	(26,927)

Cash flows from investing activities	-	-

Cash flows from financing activities
Proceeds from related party loans	150	-
Repayments of related party loans	(150)	-
Proceeds from sale of stock	-	34,710
Advance to US-KT	-	(20,210)
Payment by US-KT	-	19,402

Net cash provided by financing activities	-	33,902

Net change in cash	(4,150)	6,975
Cash at beginning of period	6,975	-
Cash at end of period	$2,825	$6,975

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to financial statements.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

Notes to Financial Statements

March 31, 2014 and 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of US-MHJ Wooden Elegance Creations Int'l, Inc.. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of California on July 12, 2012 for the purpose of developing, marketing and distributing tailor made custom furniture. The Company currently has no operations or realized revenues from its planned principle business purpose.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the start up stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

 Notes to Financial Statements

March 31, 2014 and 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the start up stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company's financial instruments consist of cash and cash equivalents and accounts payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rate that approximates prevailing market rates unless otherwise disclosed in the financial statements.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no such cost incurred during the year ending March 31, 2014 or period ending March 31, 2013

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

 Notes to Financial Statements

March 31, 2014 and 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized two hundred and fifty million (250,000,000) shares of common stock with no par value. There were 49,900,000 shares of common stock issued and outstanding as of March 31, 2014 and 2013.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board ("FASB") issued update ASU 2014-10, Development Stage Entities (Topic 915). Among other things, the amendment in this update removed the definition of development stage and other reporting entities from US GAAP. In addition, the amendment s eliminate the requirement for development stage entities to, (1) present inception-to-date information on the statements of income, cash flows and shareholders equity, (2) label the financial statements as those of a development stage entity; (3) disclose a description of the development stage activities in which the entity is engaged and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments are effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods beginning after December 15, 2015, however entities are permitted to early adopt for any annual or interim reporting period for which the financial statements have yet to be issued. The Company has elected to early adopt these amendments and accordingly have not labeled the financial statements as those of a development stage entity and have not presented inception-to-date information on the respective financial statements.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

 Notes to Financial Statements

March 31, 2014 and 2013

NOTE 2 – GOING CONCERN (CONTINUED)

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended March 31, 2014 or the period ended March 31, 2013 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
-

Changes in the net deferred tax assets consist of the following:

	Year Ending March 31, 2014	Period Ending March 31, 2013

Net operating loss carry forward	$11,043	$9,424
Valuation allowance	(11,043)	(9,424)
Net deferred tax asset	$-	$-

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

Notes to Financial Statements

March 31, 2014 and 2013

NOTE 3 – INCOME TAXES (CONTINUED)

Corporate income tax benefit attributable to:

	Year Ending March 31, 2014	Period Ending March 31, 2013

Net provision for federal income taxes Consists of:
Net operating loss carry forward	$1,619	$9,424
Valuation allowance	(1,619)	(9,424)
Net provision for corporate income taxes	$-	$-

The net federal operating loss carry forward will expire in 2034. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – COMMON STOCK

During the period ending March 31, 2013, the Company issued a total of 49,900,000 shares for total cash considerations of $34,710. There were 49,900,000 shares of common stock issued and outstanding as of March 31, 2014 and 2013.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended March 31, 2014, the Company received a loan from a related party totaling $150. The loan was non-interest bearing, due on demand and repaid within the same year. There were no amounts due to related parties at March 31, 2014 or 2013.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2014 through the date of this filing. No additional disclosure required.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

UNAUDITED FINANCIAL STATEMENTS

June 30, 2014 and 2013

Condensed Balance Sheets as of June 30 and March 31, 2014 (Unaudited)	F-13
Condensed Statements of Operations for the Three Months June 30, 2014 and 2013 (Unaudited)	F-14
Condensed Statements of Cash Flows for the Three Months June 30, 2014 and 2013 (Unaudited)	F-15
Notes to Unaudited Condensed Financial Statements	F-16

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.
Condensed Balance Sheets (unaudited)

	June 30, 2014	March 31, 2014

ASSETS
Current assets
Cash	$1,904	$2,825
Prepaid expenses	-	100
Due from US-KT	808	808
Total current assets	2,712	3,733

Total assets	$2,712	$3,733

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$-	$573
Total liabilities	$-	$573

Stockholders' equity

Common stock, no par value; 250,000,000 shares authorized; 49,900,000 issued and outstanding	34,710	34,710
Accumulated Deficit	(31,998)	(31,550)
Total stockholders' equity	2,712	3,160

Total liabilities and stockholders' equity	$2,712	$3,733

See accompanying notes to unaudited financial statements.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.
Condensed Statements of Operations (Unaudited)

	Three months ended June 30,
	2014	2013
Revenue	$-	$-

Operating expenses
Professional fees	448	-
General and administrative	-	-
Total operating expenses	448	-

Loss from operations	(448)	-

Income tax	-	-

Net loss	$(448)	$-

Basic and diluted loss per common share	$-	$-

Weighted average shares outstanding	49,900,000	49,900,000

See accompanying notes to unaudited financial statements.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.
Condensed Statements of Cash Flows (Unaudited)

	Three months ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(448)	$-
Changes in operating asset:
Accounts Payable	(573)	-
Prepaid expenses	100	-
Net cash used in operating activities	(921)	-

Cash flows from investing activities	-	-

Cash flows from financing activities	-	-

Net change in cash	(921)	-
Cash at beginning of period	2,825	6,975
Cash at end of period	$1,904	$6,975

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to unaudited financial statements.

US-MHJ WOODEN ELEGANCE CREATIONS INT'L, INC.

Notes to Unaudited Condensed Financial Statements

June 30, 2014 and 2013

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows June 30, 2014 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2014 audited financial statements. The results of operations for the periods ended June 30, 2014 are not necessarily indicative of the operating results for the full year.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing and determined there are no events to disclose.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to Section 317 of the California Corporations Code, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The consolidated financial statements included in this prospectus audited and prepared by KLJ & Associates, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in US-MHJ Wooden Elegance Creations Int’l Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	129
Legal Fees and Expenses*	10,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	20,249

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Pursuant to our bylaws, the liability of our officers and directors for monetary damage shall be eliminated to the fullest extent permissible pursuant to California law.

Pursuant to Section 317 of the California Corporations Code, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Item 15. Recent Sales of Unregistered Securities

During 2012, 49,900,000 shares of common stock were issued to various shareholders at $.0015 per share for the total amount of $34,710. Two officers own approximately 81% of the total shares, and they are the only related parties with 5% or more interests. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets. All shares were sold under Regulation D or Regulation S, involved no solicitation and all investors were in possession of all material information regarding the Company.

Item 16. Exhibits

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of US-MHJ Wooden Elegance Creations Int’l Inc. dated July 12, 2012
3.2	Bylaws dated July 12, 2012
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)

II-1

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

iii.

The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant,

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pasadena, CA on December 11, 2014.

US-MHJ Wooden Elegance Creations Int’l Inc.

By: /s/ Chan Wing Kit

Chan Wing Kit, President, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Ng Mei-chu

Ng Mei-chu, Secretary, Dir.

By: /s/ Po Chun Kit

Po Chun Kit, CFO, CAO, Treasurer, Dir.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on December 11, 2014.

US-MHJ Wooden Elegance Creations Int’l Inc.

By: /s/ Chan Wing Kit

Chan Wing Kit, President, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Ng Mei-chu

Ng Mei-chu, Secretary, Dir.

By: /s/ Po Chun Kit

Po Chun Kit, CFO, CAO, Treasurer, Dir.

II-3